UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 12, 2016

ORIENT PAPER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-34577	20-4158835
(Commission File Number)	(IRS Employer Identification No.)

Science Park, Juli Road Xushui District, Baoding City Hebei Province, People’s Republic of China	072550
(Address of Principal Executive Offices)	(Zip Code)

(86) 312-8698215

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Orient Paper, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on October 12, 2016, Beijing, China time. Summarized below are the results of the matters voted on at the Annual Meeting:

Matters Voted On	For	Against	Abstain	Broker Non Votes
Election of three directors in Class II to serve on the Board of Directors of the Company, with such Class II directors to serve until the 2018 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until his earlier resignation, removal or death:
Zhengyong Liu	8,060,327	0	57,112	9,188,208
Fuzeng Liu	8,059,827	0	57,612	9,188,208
Lusha Niu	8,059,831	0	57,608	9,188,208

Ratification of the Appointment of BDO China Shu Lun Pan CPAs LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016	17,145,175	114,356	46,116	0

As a result of the voting at the Annual Meeting, each of the nominees for director named above was elected and each of the proposals described above was approved by the Company’s stockholders.

Item 8.01	Other Events

On October 13, 2016, the Company issued a press release announcing the results of the Annual Meeting. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release dated October 13, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENT PAPER, INC.

Date: October 17, 2016	By:	/s/ Zhenyong Liu
		Name:	Zhenyong Liu
		Title:	Chief Executive Officer

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